PIONEER BANCSHARES CORPORATION
AND SUBSIDIARIES

SHREVEPORT, LOUISIANA














CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1993

PIONEER BANCSHARES CORPORATION AND SUBSIDIARIES


Table of Contents
December 31, 1993







                                                             Page

Independent Auditors' Report . . . . . . . . . . . . . . . . . .1

Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . .2

Consolidated Statements of Income. . . . . . . . . . . . . . . .3

Consolidated Statements of Changes in Stockholders' Equity . . .4

Consolidated Statements of Cash Flows. . . . . . . . . . . . .5-6

Notes to Consolidated Financial Statments. . . . . . . . . . 7-18

Independent Auditor's Report



To the Board of Directors and Stockholders
Pioneer Bancshares Corporation
Shreveport, Louisiana

We have audited the accompanying consolidated balance sheets of Pioneer Bancshares Corporation and Subsidiaries as of December 31, 1993, 1992, and 1991, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pioneer Bancshares Corporation and Subsidiaries at December 31, 1993, 1992, and 1991, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Certified Public Accountants

/s/ Smith, Pugh & Company

Shreveport, Louisiana
February 7, 1994

                       PIONEER BANCSHARES CORPORATION AND SUBSIDIARIES
                               Consolidated Balance Sheets
                              December 31, 1993, 1992, and 1991
                                       (in thousands)

                                                 Assets
                                                                       1993            1992            1991
Cash and Due from Banks                                           $     12,957    $     16,172    $     15,450
Interest-bearing Deposits with Banks                                     7,235           6,774           6,279
Federal Funds Sold                                                       -               9,000          17,000

Total Cash and Cash Equivalents                                         20,192          31,946          38,729

Investment Securities (Note 2) (market value of
$177,758 in 1993, $171,650 in 1992,
and $160,863 in 1991)                                                  176,444         170,221         157,591

Loans (Note 3)                                                         149,392         138,613         136,849
  Less: -Unearned Discount                                              (1,104)         (1,221)         (1,721)
            Allowance for Loan Losses                                   (2,450)         (3,365)         (3,600)

    Net Loans                                                          145,838         134,027         131,528

Premises and Equipment - Net (Note 4)                                    7,386           7,151           6,071
Other Real Estate Owned (Note 5)                                           227           7,840          14,338
Accrued Interest Receivable                                              2,476           2,640           3,528
Other Assets (Note 6)                                                    2,769           6,017           5,019

Total Assets                                                      $    355,332    $    359,842    $    356,804


                                                 Liabilities and Stockholders' Equity

Liabilities:
  Time Certificates Greater than $100,000                         $     14,622    $     12,635    $     14,700
  Other Deposits                                                       302,293         311,750         308,808

    Total Deposits                                                     316,915         324,385         323,508

  Accrued Interest, Taxes, and Expenses                                  1,822           3,766           3,164
  Securities Sold Under Repurchase Agreement                             2,550           -               -
  Long-Term Debt (Note 7)                                                6,213           6,877           7,243

    Total Liabilities                                                  327,500         335,028         333,915

Stockholders' Equity:
  Common Stock, Par Value $10 Per Share, Authorized
    600,000 Shares, Issued and Outstanding 287,959 Shares                2,880           2,880           2,880
  Paid-In Capital                                                        6,742           6,742           6,742
  Retained Earnings                                                     19,023          16,005          14,080
  Less: Treasury Stock, 13,516 Shares at Cost                             (813)           (813)           (813)

    Total Stockholders' Equity                                          27,832          24,814          22,889

Total Liabilities and Stockholders' Equity                        $    355,332    $    359,842    $    356,804


See notes to consolidated financial statements.

                                PIONEER BANCSHARES CORPORATION AND SUBSIDIARIES
                                      Consolidated Statements of Income
                               For Years Ended December 31, 1993, 1992, and 1991
                                                 (in thousands)


                                                               1993            1992            1991
Interest Income:
  Interest and Fees on Loans                              $     14,704    $     14,947    $     16,686
  Interest on Investment Securities:
    Taxable                                                      8,980          11,030          12,041
    Exempt from Federal Income Tax                                  86             187             394
  Interest on Federal Funds Sold                                   217             343             573
  Interest on Deposits in Banks                                    255             252             291

        Total Interest Income                                   24,242          26,759          29,985

Interest Expense:
  Other Deposits                                                 6,318           8,603          13,704
  Time Deposits Over $100,000                                      279             555           1,162
  Securities Sold Under Repurchase Agreement                        14           -               -
  Long-Term Debt                                                   949             732             838

        Total Interest Expense                                   7,560           9,890          15,704

    Net Interest Income                                         16,682          16,869          14,281
  Provision for Loan Losses                                      1,509           2,221           2,561

    Net Interest Income after Provision
      for Loan Losses                                           15,173          14,648          11,720

Other Income:
  Service Fees                                                   5,063           5,166           4,513
  Other                                                            411             370             498
  Net Gains (Losses) on Sales of Assets                            255             405            (442)
  Net Investment Securities Gains (Losses)                         (73)             22             186

        Total Other Income                                       5,656           5,963           4,755

Other Expenses:
  Salaries                                                       5,999           5,380           4,675
  Employee Benefits                                              1,525           1,126             872
  Occupancy Expenses, Net                                        1,240           1,188           1,169
  Equipment Expenses                                               751             529             491
  Other Operating Expenses                                       5,649           9,094           7,025

        Total Other Expenses                                    15,164          17,317          14,232

Income before Income Taxes and
  Cumulative Effect Adjustment                                   5,665           3,294           2,243

Cumulative Effect on Prior Years of
  Accounting Change (Note 8)                                       261           -               -
Income Taxes (Note 8)                                            1,975           1,094             572

Net Income                                                $      3,429    $      2,200    $      1,671


See accompanying notes to consolidated financial statements.

PIONEER BANCSHARES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
Years Ended December 31, 1993, 1992, and 1991
(in thousands)

                                   Common       Paid-In       Retained     Treasury
                                   Stock        Capital       Earnings       Stock        Total

Balance December 31, 1990           $2,880        $6,742        $12,670        (813)      $21,479

Prior-Year Adjustment                                                13                        13
                                    -------       -------       -------       -------     --------

Balance, Beginning of Year,
  Restated                           2,880         6,742         12,683        (813)       21,492

Add: -Net Income for Year                                         1,671                     1,671

Less: -Dividends Paid                                              (274)                     (274)
                                    ------        -------       --------      -------     --------

Balance December 31, 1991            2,880         6,742         14,080        (813)       22,889

Add: -Net Income for Year                                         2,200                     2,200

Less: -Dividends Paid                                              (275)                     (275)
                                    -------       -------       --------      --------    ---------

Balance December 31, 1992            2,880         6,742         16,005        (813)       24,814

Add: -Net Income for Year                                         3,429                     3,429

Less: -Dividends Paid                                              (411)                     (411)
                                    -------       --------      --------      --------    ---------

Balance December 31, 1993           $2,880        $6,742        $19,023       $(813)      $27,832
                                    =======        ======        =======       =======    ==========

See accompanying notes to consolidated financial statements.

                           PIONEER BANCSHARES CORPORATION AND SUBSIDIARIES
                                Consolidated Statements of Cash Flows
                          For Years Ended December 31, 1993, 1992, and 1991
                                             (in thousands)

                                                                         1993            1992            1991
Cash Flows from Operating Activities:
  Interest Received                                                 $     24,510    $     27,852    $     30,343
  Service Fees and Other Income Received                                   5,575           6,470           4,995
  Interest Paid                                                           (7,754)        (10,264)        (15,468)
  Income Taxes Paid                                                         (650)         (1,205)           (894)
  Cash Paid to Suppliers and Employees                                   (17,788)        (14,176)         (9,451)

    Net Cash Provided by Operating Activities                              3,893           8,677           9,525

Cash Flows from Investing Activities:
  Proceeds from Sales and Maturities
     of Investments                                                       72,146          67,475          80,221
  Purchase of Investments                                                (78,547)        (80,289)        (75,611)
  Purchase of Securities Under Repurchase Agreement                        2,550           -               -
  Increase in Loans                                                       (7,171)         (6,553)         (1,691)
  Purchase of Premises and Equipment                                      (1,073)         (1,392)           (195)
  Proceeds from Sales of Premises and Equipment                              247              20             300
  Proceeds from Sales of Other Real Estate Owned                           1,045           4,511           1,590
  Proceeds from Sales of Other Assets                                      2,249             530             185

    Net Cash Provided by (Used in) Investing Activities                   (8,554)        (15,698)          4,799

Cash Flows from Financing Activities:
  Proceeds from Note Payable                                               4,478           -               -
  Payments on Notes Payable                                                 (299)          -                (300)
  Dividends Paid                                                            (411)           (273)           (274)
  Payments on Subordinated Debentures                                     (4,843)           (366)           (366)
  Net Increase (Decrease) in Other Deposits                               (8,005)          2,942          14,223
  Net Increase (Decrease) Time Deposits Over $100,000                      1,987          (2,065)         (7,081)


    Net Cash Provided by (Used In) Financing Activities                   (7,093)            238           6,202

Net Increase (Decrease) in Cash and Cash Equivalents                     (11,754)         (6,783)         20,526


Cash and Cash Equivalents Beginning of Year                               31,946          38,729          18,203


Cash and Cash Equivalents End of Year                               $     20,192    $     31,946    $     38,729

                                                      (continued)

                          PIONEER BANCSHARES CORPORATION AND SUBSIDIARIES
                                 Consolidated Statements of Cash Flows
                         For Years Ended December 31, 1993, 1992, and 1991
                                                (in thousands)

                                                                         1993            1992            1991
Reconciliation of Net Income to Net Cash Provided
  by Operating Activities:

  Net Income                                                        $      3,429    $      2,200    $      1,671

  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
      Depreciation and Amortization                                          859             673             644
      Provision for Possible Losses on Loans                               1,509           2,221           2,561
      Provision for Deferred Tax Benefit                                   1,462            (114)           (154)
      1990 Tax Settlement Refund                                           -               -                  13
      Write-offs of Other Real Estate Owned
        and Other Repossessed Assets                                         429           3,926           3,716
      (Gains)Losses on Sale of Premises and Equipment                          3              (1)           (182)
      Gains on Sale of Other Real Estate Owned                              (150)           (376)            633
      (Gains)Losses on Sale of Investments                                    73             (22)           (186)
      Gains on Sale of Other Assets                                         (108)            (29)            (10)
      Decrease in Accrued Interest Receivable                                159             828             159
      Increase (Decrease) in Accrued Interest
        and Other Liabilities                                             (1,944)            927            (711)
      Decrease in Other Assets                                            (1,828)         (1,556)          1,371

Net Cash Provided by Operating Activities                           $      3,893    $      8,677    $      9,525


Supplemental Disclosure of Noncash Investing Activities:

  Transfer of Loans to Other Real Estate                            $        131    $      3,345    $      2,238
  Financed Sales of Other Real Estate                                      5,137           3,109           1,565




See accompanying notes to consolidated financial statements.

PIONEER BANCSHARES CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 1993, 1992 and 1991
Dollars in thousands (except per share amounts)

1.  Summary of Significant Accounting Policies:

Principles of consolidation:

The consolidated financial statements include the accounts of Pioneer Bancshares Corporation and its wholly-owned subsidiaries: Pioneer Bank & Trust Company and Zachary Taylor Life Insurance Company. Also included are the accounts of the wholly-owned subsidiaries of Pioneer Bank & Trust Company.
All material intercompany transactions have been eliminated in consolidation.

Investment securities:

Investment debt securities are those securities which the bank has the ability and intent to hold to maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount, computed by the interest method. Generally, such securities are sold only to meet liquidity needs. Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security. The investment marketable equity securities are carried at the lower of cost or market value.

Loans and allowance for possible loan losses:

Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by a method which approximates the interest method. Interest on other loans is calculated by using the simple interest method or Rule of 78s on daily balances of the principal amount outstanding.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay. Accrual of interest is discontinued on loans past due 90 days or more and on which the collateral is inadequate to cover principal and interest.

Loan origination fees and costs:

Loan origination fees are charged by Pioneer Mortgage Corporation on loans which are sold to investors. Origination fees of Pioneer Bank & Trust and Pioneer Mortgage Corporation are recorded as income immediately. Loan origination expenses of Pioneer Bank & Trust Company and Pioneer Mortgage Corporation are expensed as incurred. Origination fees, net of loan origination costs, are considered immaterial at year end.


Premises and equipment:

Premises and equipment is carried at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets using straight-line and accelerated methods of depreciation.

Other real estate owned:

Other real estate owned includes properties the Company has foreclosed and taken title to and properties that have in-substance been foreclosed. In-substance repossessed properties are those which the borrower has little or no remaining equity in the property considering its fair value, repayment can only be expected to come from the operation or sale of the property, and the borrower has effectively abandoned control of the property or it is doubtful that the borrower will be able to rebuild equity in the property.

Amortization:

Goodwill is charged to operations using the straight-line method over a period of forty years.

Income taxes:

Pioneer Bancshares Corporation, with the consent of all subsidiaries, files a consolidated Federal income tax return on behalf of all Companies. The income tax liability for each Company is computed separately and settled through a transfer of funds with its Parent Company. Provisions for income taxes are based on amounts reported in the Statements of Income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability as prescribed in SFAS No. 109, Accounting for Income Taxes.

Off balance sheet financial instruments:

In the ordinary course of business Pioneer Bank & Trust has entered into off-balance sheet financial instruments consisting of unfunded master note obligations, commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Cash and cash equivalents:

For purposes of presentation in the Statements of Cash Flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods.

Reclassification:

Certain amounts in 1992 and 1991 have been reclassified to conform to 1993 presentation.


 2.  Investment Securities:

Amortized costs and approximate market values of investment securities held to maturity are summarized as follows:

                                                                                  Estimated
                                     Amortized      Unrealized     Unrealized      Market
                                       Cost            Gains         Losses        Values
                                     ---------      ----------     ----------     ---------

     December 31, 1993

U.S. treasury securities         $    39,237   $         167     $        -  $     39,404
Obligations of other U.S.
government agencies                   129,388          1,041            199       130,230
Obligations of state and
political subdivisions                   131               2              -            133
Other securities                        7,688            303                         7,991
                                      --------         -------        --------   ----------
                                   $  176,444   $      1,513      $     199   $    177,758
                                      ========         =======        ========   ==========

      December 31, 1992

U.S. treasury securities          $    75,720  $         825    $        21   $     76,524
Obligations of other U.S.
government agencies                    94,313            762            349         94,726
Obligations of state and
political subdivisions                    136              3              -            139
Other securities                           52            209              -            261
                                      -------        -------         ----------  ----------
                                   $  170,221  $       1,799    $       370    $    171,650
                                      =======        =======         ==========  ===========

     December 31, 1991

U.S. treasury securities          $    77,914  $       1,965      $       -  $      79,879
Obligations of other U.S.
government agencies                    76,964          1,193            229         77,928
Obligations of state and
political subdivisions                  2,063             55              5          2,113
Other securities                          650            293              -            943
                                      --------       -------         -------       --------
                                   $  157,591  $       3,506      $     234  $     160,863
                                      ========       =======         =======       ========

Investment account securities with amortized costs of $27,150 at December 31, 1993, $24,270 at December 31, 1992, and $23,296 at December 31, 1991, were pledged to secure public deposits and securities sold under agreements to repurchase and for other purposes as required by law.


Gross realized gains and gross realized losses on sales of securities were:

                                 December 31, 1993              December 31,1992            December 31, 1991
                                -------------------            ------------------          -------------------

                               Realized       Realized       Realized      Realized        Realized       Realized
                                Gains          Losses         Gains         Losses            Gains         Losses
                               --------      ---------       -------       --------        ---------      --------
Obligations of other
U.S. government agencies      $      1       $     75          $   -       $    10         $   279        $   93


Other securities                     -              -             32             -               -             -

U.S. Treasury
securities                           1              -              -             -               -             -
                              --------       --------          -----        -------        --------       -------
                              $      2       $     75          $  32        $   10         $   279        $   93
                              ========       ========          =====        =======        ========       =======

The maturities of investment securities at December 31, 1993, were as follows:

                                                                     Estimated
                                                    Amortized          Market
                                                      Costs            Values
                                                    ---------        ---------
Due in one year or less                          $     67,945         $    68,087
Due from one to five years                             61,182              61,512
Due from five to ten years                                102                 103
Due after ten years                                    47,163              47,787
Marketable equity securities                               52                 269
                                                  -----------         -----------

                                                 $    176,444          $  177,758
                                                 ============         ===========

 3.  Loans:

Major classifications of loans are as follows:

                                                                December 31,
                                             1993                   1992           1991
                                          ------------          ------------     ----------
Real Estate                               $  78,189             $  73,227        $  68,005
Commercial                                   31,511                31,134           29,012
Consumer                                     20,873                20,955           26,738
Residential mortgage - held for sale         17,990                12,125           11,610
Other                                           829                 1,172            1,484
                                           ---------              ---------        ---------
                                            149,392               138,613           136,849
Unearned discount                            (1,104)               (1,221)           (1,721)
                                           ---------              ---------        ---------
                                            148,288               137,392           135,128
Allowance for loan losses                    (2,450)               (3,365)           (3,600)
                                           ---------              ---------        ---------
Loans - net                              $  145,838            $  134,027        $  131,528
                                           =========              =========        =========

Mortgage loans which are held for sale are valued at market at balance sheet date.


Loans on which the accrual of interest has been discontinued total $1,809, $1,137, and $3,749 at December 31, 1993, 1992, and 1991, respectively. If interest on these loans was accrued, such interest income would approximate $184, $59, and $398 for 1993, 1992, and 1991, respectively. Interest on these loans, which is recorded only when received, totaled $-0-, $41, and $88 for the years 1993, 1992, and 1991, respectively.

Mortgage loans serviced for others through the mortgage lending subsidiary were $396,744, $372,566, and $306,572 for 1993, 1992, and 1991, respectively.

Changes in the allowance for loan losses are summarized as follows:

                                           1993                   1992             1991
                                       -----------             -----------      -----------
Balance beginning of year               $  3,365                $  3,600        $  4,500
Loans charged-off during period           (2,694)                 (3,130)         (3,747)
Recoveries                                   270                     674             286
                                         --------                --------         -------

                                             941                   1,144           1,039
Provision charged to operating expense     1,509                   2,221           2,561
                                         --------                --------         -------
Balance end of year                     $  2,450                $  3,365        $  3,600
                                         ========                ========         =======

4.  Premises and Equipment:

Components of premises and equipment are summarized as follows:

                                            1993                   1992              1991
                                         ---------               --------          --------

Cost:
  Land                                  $   1,994                $   1,551         $  1,522
  Building and improvements                 7,420                    7,382            7,162
  Furniture, fixtures, and equipment        4,231                    3,613            2,901
  Automobiles                                 152                      108              124
                                          -------                 --------          -------
Total cost                                 13,797                   12,654           11,709
Less:-accumulated depreciation             (6,411)                  (5,503)          (5,638)
                                          -------                 --------          -------
  Net book value                         $  7,386                $   7,151         $  6,071
                                         ========                 ========          =======

Depreciation totaled $702 for 1993, $593 for 1992, and $446 for 1991.

Premises and equipment include buildings rented by Pioneer Mortgage Corporation to Pioneer Bank & Trust Company on a month-to-month basis. Rents for 1993, 1992, and 1991, were $27 per month.



 5.  Other Real Estate Owned:

A summary of other real estate owned at December 31, 1993, 1992, and 1991, is as follows:

                                             1993                   1992            1991
                                           -------               --------          -------

Acquired in settlement of loans           $   150                $  7,011          $  9,214
In-substance foreclosures                      77                   1,589             5,124
                                          -------                --------          --------
                                              227                   8,600            14,338

Less:-allowance for losses on other
  real estate owned                             -                    (760)                -
                                          -------                --------          --------
                                         $   227                 $  7,840          $ 14,338
                                         ========                ========          =========

Activity in the allowance for losses on other real estate owned for the years ended December 31, 1993, 1992, and 1991, follows:

                                           1993                   1992                1991
                                        ----------             ----------          ----------
Balance at beginning of year            $   760                $      -            $      -
Provisions                                  332                   1,974                   -
Charge-offs, net                         (1,092)                 (1,214)                  -
                                       ----------              ----------          ----------
Balance at end of year                  $    -0-               $    760            $     -0-
                                       ==========              ==========          ==========

During 1993 the Bank changed its method of accounting for other real estate write-downs from the reserve method to specific charge-off.

 6.  Other Assets:

Other assets consist of the following:

                                           1993                   1992              1991
                                        --------               --------          ---------
Goodwill                                $  1,501              $  1,553           $  1,604
Deferred income tax benefit                  147                 1,609              1,797
Other repossessed assets, net                 52                    93              1,003
Other assets                               1,069                 2,762                615
                                        --------              --------            -------
                                        $  2,769              $  6,017           $  5,019
                                        ========              ========           ========

 7.  Long-term Debt:

Long-term debt consists of the following:

                                            1993                   1992             1991
                                         --------               ---------        ---------

7% Subordinated debentures due 2001      $   879                $  5,722         $  6,088
7% Notes due 2001                          1,155                   1,155            1,155
Floating rate note due through 2001        4,179                       -                -
                                          ------                 -------           ------
                                         $ 6,213                $  6,877         $  7,243
                                         =======                ========         ========

The subordinated debentures were substantially redeemed in July, 1993. The remaining had the interest rate reduced from 10% to a fixed rate of 7%. The debenture matures at July, 2000, but can be prepaid without penalty. The debenture is subordinated to all other indebtedness of the Corporation.

The 7% notes mature in 2000. Prior to July 1993, these notes were at 10% interest and would mature in May of 1994. The agreements were renegotiated and the interest rate was reduced to 7% with payment of principal due July, 2000. These notes are unsecured.

During 1993, proceeds from the floating rate note were used to pay for the redemption of the subordinated debentures. Annual principal payments of $597 are required from January, 1995, to retire the notes in 2001. Prepayment may be made at the option of the corporation without penalty. The note agreement contains various financial covenants pertaining to minimum levels of net worth, minimum asset ratios, limitations on debt and restrictions on common stock. The Corporation was in compliance with all such covenants at December 31, 1993. This note is secured by a pledge of all common stock of the bank subsidiary, Pioneer Bank & Trust Company.

Principal payments on total long-term debt required in each of the five years subsequent to December 31, 1993, are as follows:

                      1994 . . . . . . . . . . . . . . . . . . . . . $ -
                      1995 . . . . . . . . . . . . . . . . . . . . . 597
                      1996 . . . . . . . . . . . . . . . . . . . . . 597
                      1997 . . . . . . . . . . . . . . . . . . . . . 597
                      1998 . . . . . . . . . . . . . . . . . . . . . 597

 8.  Income Taxes:

Each company records a provision for income taxes (benefits) based on its estimated income or loss at year end, and a tax settlement is made with the parent corporation based on separately computed company tax liabilities in the subsequent year when the final tax liability is known.

The consolidated provision for income taxes for 1993, 1992, and 1991, consists of the following:

                                           1993                   1992           1991
                                        ----------             ---------       --------
Taxes currently payable:
  Federal                               $    472               $   1,408        $   702
  State                                       13                      54             23
                                        --------               ---------        -------
                                             485                   1,462            725

Deferred taxes (benefits):
  Federal                                  1,490                    (370)          (154)
  State                                        -                       2              1
                                        --------                --------        --------
                                           1,490                    (368)          (153)
                                        --------                --------        --------
Total income taxes                      $  1,975                $  1,094        $   572
                                        ========                ========        ========

The provision for federal income taxes differs from that computed by applying the federal statutory rate of 34% in 1993, 1992, and 1991, as indicated in the following analysis:

                                            1993                   1992            1991
                                        ----------              ---------        -------

Tax based on statutory rate              $  1,926               $  1,120         $   763
Effect of tax-exempt income                   (29)                   (64)           (137)
Other - net                                    78                     36             (54)
                                         --------                --------        --------
                                        $   1,975               $  1,092             572
                                        =========               =========        ========


Deferred tax liabilities have been provided for taxable temporary differences related to accumulated depreciation and amortization of servicing costs. Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan losses, for losses on foreclosed assets, accumulated depreciation and accrued litigation expenses. Due to the tax timing differences, the effective tax rates are 35% for 1993, 33% for 1992, and 26% in 1991. The net deferred tax assets in the accompanying statements of financial condition include the following components:

                                                  1993                   1992              1991
                                               ---------              ---------          -------

Deferred tax liabilities                       $   (186)              $   (198)          $  (104)
Deferred tax assets                                 333                  1,807             1,797
                                               --------               --------           --------
Net deferred tax assets                        $    147               $  1,609           $ 1,693
                                               ========               ========           ========

Effective January 1, 1993, the company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is included in determining net income for year 1993. Financial statements for prior years have not been restated.

 9.  Related Party Transactions:

The Bank has entered into transactions with its officers, directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve unfavorable features.

A summary of changes in such loans during 1993 is as follows:

               Balance at January 1                $   3,529
               Additions                                 623
               Repayments                            (   750)
               Changes in director status            (   492)
                                                   ----------
               Balance at December 31               $   2,910
                                                   ==========

There were additional commitments for the benefit of these individuals and their interests in the form of standby letters of credit totaling $231, $236, and $100 at December 31, 1993, 1992, and 1991, respectively.


10.  Commitments and Contingent Liabilities:

In the normal course of business, Pioneer Bank & Trust Company has various outstanding commitments and contingent liabilities that are not reflected in the consolidated financial statements, and which involve elements of credit risk, interest risk, and liquidity risk. The commitments and contingent liabilities include unfunded master note obligations, commitments to extend credit, and standby letters of credit.

Credit risk exposure is minimized by subjecting these off-balance sheet instruments to standard credit policies. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation. The Bank manages this credit risk by maintaining a well diversified portfolio of highly rated counterparties in addition to imposing limits as to types, amounts and degree of risk the portfolios can undertake. The limits are approved by the appropriate loan committee or authority and positions are monitored to ensure compliance with such limits.

Generally accepted accounting principles recognize these instruments as contingent obligations or off-balance sheet items and accordingly, the contract or notional amounts are not reflected in the consolidated financial statements. Provided below is a summary of the Corporation's off-balance sheet financial instruments at December 31, 1993.


     Unfunded master note obligations                          $   9,097
     Commitments to extend credit                                 10,116
     Standby letters of credit                                     1,428
                                                               ---------
                                                               $  20,641
                                                               =========

Unfunded master note obligations represent the credit available on current contractual loans. Based on management estimates approximately 50% of these remaining amounts will be funded due to the revolving nature of the loans.

A loan commitment represents a notional contractual agreement to lend up to a specified amount, over a stated period of time as long as there is no violation of any condition established in the contract, and generally requires the payment of a fee. Standby letters of credit are issued to improve a customer's credit standing with third parties, whereby the Bank agrees to honor a financial commitment by issuing a guarantee to third parties in the event the Bank's customer fails to perform. The Bank estimates that 60% of these commitments will be drawn upon by customers, while standby letters of credit are rarely funded. Interest rates are predominantly based on market rates at the time the commitments are made. Substantially all the commitments expire within 30-90 days.

The Corporation and its subsidiaries are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes the current reserve is sufficient for any claims that might arise.


11.  Disclosures about Fair Value of Financial Instruments:

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents

The carrying amount is a reasonable estimate of fair value.

Investment securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans

For certain homogeneous categories of loans, such as some residential mortgages, and other consumer loans, fair value is estimated using the net present value, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposit liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar maturities.

Long-term debt

Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to extend credit, standby letters of credit, and unfunded master notes

The fees on commitments to extend credit are recognized at the time collected because of the short-term nature of the instrument. Standby letters of credit fees are collected yearly. The majority of unfunded master notes are based on a variable interest rate and the fees are collected at the outset of the note. Therefore, the value of these unrecognized financial instruments was immaterial.


The estimated fair values of the Bank's financial instruments as of December 31, 1993 and 1992, are as follows:

                                                 1993                                 1992
                                          -----------------                    ----------------

                                       Carrying            Fair             Carrying             Fair
                                        Values             Value             Values              Value
                                       --------           -------           --------             ------

Financial assets:

 Cash and cash equivalents            $    20,192        $    20,192        $    31,946        $    31,946

  Investment securities                   176,444            177,757            170,221            171,650
  Loans                                   148,288            148,215            137,392            142,716
  Less:-allowance for loan losses          (2,450)            (2,449)            (3,365)            (3,365)
                                        ---------            -------           ---------          ----------
                                       $  342,474         $  343,715         $  336,194        $   342,947
                                       ==========         ==========         ===========       =============
Financial liabilities:
  Deposits                             $  316,915         $  316,941         $  324,385        $   322,957

  Long-term debt                            6,213              6,213              6,877              6,000
                                       ----------         ----------         ----------        -----------
                                       $  323,128         $  323,154         $  331,262        $   328,957
                                       ==========         ==========         ==========        ===========

This is not a required disclosure for 1991.

12.  Employer Sponsored Defined Contribution Profit Sharing Plan:

All employees of Pioneer Bancshares Corporation and Subsidiaries participate in an employer sponsored defined contribution profit sharing plan. Benefits are determined by account balances at retirement date.

All full-time employees of the controlled group at the end of the calendar year are participants in the plan. The contribution each year is computed at 10% of the consolidated net income before income taxes, with certain limitations, and at the discretion of the employer's board of directors. Contributions of $500, $200, and $-0- were made for the years ended December 31, 1993, 1992, and 1991, respectively.

13.  Concentrations of Credit:

All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Most customers are depositors of the Bank. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $2.5 million without specific approval of the Board of Directors.


14.  Regulatory Matters:

The Bank is subject to the dividend restriction applicable to all state chartered banks as set forth by State law. The Bank is prohibited from paying any cash dividends in excess of the sum of the current year's earnings and previous year's earnings without the consent of the Commissioner of Financial Institutions for the State of Louisiana. The dividends, as of December 31, 1993, that the Bank could pay to the holding company, without the approval of the Commissioner, amounted to approximately $7.2 million.

The Memorandum of Understanding between the FDIC and the Board of Directors of the Bank dated October 12, 1989, was removed April 5, 1993.

15.  Book Values and Earnings per Share:

Consolidated book values and consolidated earnings per share of common stock of Pioneer Bancshares Corporation at December 31, 1993, 1992, and 1991, are computed on the weighted average number of shares of common stock outstanding during the period as follows:

                                             1993                   1992             1991
                                         -----------             ---------         --------

Book value                                 $  101.41             $   90.42         $   83.40
Less:-goodwill                                  5.47                  5.66              5.85
                                          ----------             ---------           -------
Book value per share of
tangible assets                            $   95.94             $   84.76         $   77.55
                                           =========             =========         =========

Earnings per share                         $   12.50             $    8.02         $    6.09
                                           =========             =========         =========